 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 14, 2007

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Green Road, Suite E Pompano Beach, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(954) 419-9544

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                On Thursday, August 15, 2007, the Company entered into a two-year consulting agreement with its Chief Executive Officer, Jerome E. Ball, to become effective upon his retirement as chief executive officer as of January 1, 2008, pursuant to which the Company will retain him to advise the Company on its principal customer relationships, development and strategies of its business plan, and potential acquisitions and/or business combinations. In exchange for such services, the Company has agreed to pay Mr. Ball $10,000 per month during the term of the consulting agreement, scheduled to commence January 1, 2008 and expire December 31, 2009. If the agreement is terminated due to Mr. Ball’s permanent disability or death during the term of the agreement, the Company has agreed to pay Mr. Ball or his estate, as the case may be, one half the payments remaining under the agreement as a termination benefit.  In addition, if during the term of the agreement Mr. Ball is re-elected to the Board of Directors and serves as its Chairman, he will be entitled to a fee of $25,000 per annum, payable in monthly installments.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On Tuesday, August 14, 2007, the Company issued a press release announcing that its Chief Executive Officer, Jerome E. Ball, plans to retire as CEO effective December 31, 2007 upon the scheduled expiration of his current employment agreement.  Mr. Ball has accepted a two-year consulting agreement with the Company commencing January 1, 2008.

The Company also announced that its Board of Directors appointed Douglas W. Sabra, age 48, to succeed Mr. Ball as CEO effective January 1, 2008. Mr. Sabra has served the Company as its Vice President and Chief Financial since September 2000 and has been a director of the Company since April 2006.  Mr. Sabra currently serves as Vice President and CFO of the Company pursuant to an employment agreement whose term expires December 31, 2008 and which has not been amended as of the date hereof.  Biographical and other information relating to Mr. Sabra is contained in the Company’s 10-KSB in respect of the fiscal year ended September 30, 2006.

The Company also announced that its Board of Directors appointed James O. McKenna, age 33, to succeed Mr. Sabra as CFO effective January 1, 2008.  Mr. McKenna has served the Company as its Corporate Controller since December 2003. Prior to his joining the Company, Mr. McKenna was employed as the Assistant Controller with Medallist Developments Inc., a real estate development company, from January 2002 to December 2003.  Mr. McKenna was also employed as an auditor with Ernest and Young LLP from September 1996 to December 2001 and is a Certified Public Accountant.

A copy of the press release is attached as Exhibit 99.1.

On Tuesday, August 14, 2007, the Company received written notice from Michael M. Schiffman of his intention to resign as the Company’s President and Chief Operating Officer at the end of his current employment contract, expiring December 31, 2007.

(c) Exhibits.

Exhibit 99.1            Press release issued on August 14, 2007

Exhibit 99.2            Consulting Agreement dated as of August 15, 2007, with Jerome E. Ball

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forward Industries Inc.,

By:

/s/ Jerome E. Ball

_______________________________________

Name Jerome E. Ball

Title: Chairman and Chief Executive Officer

Dated: August 16, 2007

EXHIBIT INDEX

Exhibit No.            Description

Exhibit 99.1            Press release issued by the Company on August 14, 2007

Exhibit 99.2            Consulting Agreement dated as of August 15, 2007, with Jerome E. Ball